Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

EveryWare Global, Inc

Lancaster, Ohio

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 11, 2013, relating to the consolidated financial statements of EveryWare Global, Inc., which are contained in that Prospectus for the year ended December 31, 2012 and 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

August 12, 2013